Exhibit 99.1

Owl Rock Capital Corp. Reports Second Quarter Net Investment Income Per Share of $0.32 and
NAV Per Share of $14.48

NEW YORK — August 3, 2022 — Owl Rock Capital Corporation (NYSE: ORCC, or the “Company”) today reported net investment income of $125.1 million, or $0.32 per share, and net loss of $34.9 million, or $(0.09) per share, for the second quarter ended June 30, 2022. Reported net asset value per share was $14.48 at June 30, 2022 as compared to $14.88 at March 31, 2022.

Craig W. Packer, Chief Executive Officer of Owl Rock Capital Corporation commented, “The second quarter was another strong quarter for our business. Our earnings exceeded our dividend, our borrowers continued to perform well with only one name on non-accrual, and more volatile market conditions are creating attractive direct lending opportunities for which we are well positioned. Importantly, we also expect our earnings to benefit from rising interest rates beginning next quarter.”

The Company’s Board of Directors has declared a third quarter 2022 dividend of $0.31 per share for stockholders of record as of September 30, 2022, payable on or before November 15, 2022.

PORTFOLIO AND INVESTING ACTIVITY

For the three months ended June 30, 2022, new investment commitments totaled $603.4 million across 16 new portfolio companies and 10 existing portfolio companies. This compares to $530.4 million for the three months ended March 31, 2022 across 17 new portfolio companies and 4 existing portfolio companies.

For the three months ended June 30, 2022, the principal amount of new investments funded was $341.3 million. For this period, the Company had $488.3 million aggregate principal amount in sales and repayments.

For the three months ended March 31, 2022, the principal amount of new investments funded was $347.9 million. For this period, the Company had $374.8 million aggregate principal amount in sales and repayments.

As of June 30, 2022 and March 31, 2022, the Company had investments in 168 and 157 portfolio companies with an aggregate fair value of $12.6 billion and $12.8 billion, respectively. As of June 30, 2022, the average investment size in each portfolio company was $75.3 million based on fair value.

As of June 30, 2022, based on fair value, our portfolio consisted of 73.1% first lien senior secured debt investments, 14.5% second lien senior secured debt investments, 2.1% unsecured debt investments, 2.2% investment funds and vehicles, 2.3% preferred equity investments, and 5.8% common equity investments.

As of March 31, 2022, based on fair value, our portfolio consisted of 74.0% first lien senior secured debt investments, 14.7% second lien senior secured debt investments, 2.1% unsecured debt investments, 2.3% investment funds and vehicles, 1.9% preferred equity investments, and 5.0% common equity investments.

As of June 30, 2022 and March 31, 2022, approximately 87.6% and 88.7% of the portfolio was invested in secured debt, respectively. As of June 30, 2022, 98.8% of our debt investments based on fair value in our portfolio were at floating rates.

As of June 30, 2022 and March 31, 2022, the weighted average total yield of accruing debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 8.9% and 7.9%, respectively, and the weighted average total yield of accruing debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 8.8% and 8.0%, respectively.

As of June 30, 2022, 1 portfolio company with an aggregate fair value of $11.0 million was on non-accrual status, representing 0.1% of the total fair value of the debt portfolio.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED JUNE 30, 2022

Investment Income
Investment income increased to $273.3 million for the three months ended June 30, 2022 from $249.0 million for the three months ended June 30, 2021. In addition to the growth in the portfolio, the incremental increase in investment income was primarily due to an increase in dividend income. Included in interest income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns. Period over period, income generated from these fees decreased. Other income increased period-over-period due to an increase in incremental fee income, which are fees that are generally available to us as a result of closing investments and generally paid at the time of closing. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments.

Expenses
Total expenses increased to $146.6 million for the three months ended June 30, 2022 from $129.7 million for the three months ended June 30, 2021, which was primarily due to an increase in interest expense and management and incentive fees. The increase in interest expense was primarily driven by an increase in the average daily borrowings as well as an increase in the average interest rate. Management and incentive fees increased primarily due to an increase in our investment portfolio and dividend income.

Liquidity and Capital Resources
As of June 30, 2022, we had $0.3 billion in cash and restricted cash, $7.2 billion in total principal value of debt outstanding, and $1.4 billion of undrawn capacity on our credit facilities. The Company’s weighted average interest rate on debt outstanding was 3.2% and 2.9% for the three months ended June 30, 2022 and March 31, 2022, respectively. Ending net debt to equity was 1.20x and 1.17x as of June 30, 2022 and March 31, 2022, respectively.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:
The conference call will be broadcast live on August 4, 2022 at 10:00 a.m. Eastern Time on the Events section of ORCC’s website at www.OwlRockCapitalCorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:
•Domestic: (877) 737-7048
•International: +1 (201) 689-8523

All callers will need to reference “Owl Rock Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:
An archived replay will be available for 14 days via a webcast link located on the Events section of ORCC’s website, and via the dial-in numbers listed below:
•Domestic: (877) 660-6853
•International: +1 (201) 612-7415
•Conference ID: 13731354

FINANCIAL HIGHLIGHTS

	For the three months ended
($ in thousands, except per share amounts)	June 30, 2022	March 31, 2022	June 30, 2021
Investments at Fair Value	$12,648,126	$12,756,323	$11,906,872
Total Assets	$13,088,383	$13,203,697	$12,635,426
Net Asset Value Per Share	$14.48	$14.88	$14.90

Investment Income	$273,286	$264,159	$249,015
Net Investment Income	$125,124	$122,356	$119,129
Net Income	$(34,946)	$43,986	$150,180

Net Investment Income Per Share	$0.32	$0.31	$0.30
Net Realized and Unrealized Gains (and Losses) Per Share	$(0.41)	$(0.20)	$0.08
Net Income Per Share	$(0.09)	$0.11	$0.38
Distributions Declared from Net Investment Income Per Share	$0.31	$0.31	$0.31

Weighted Average Yield of Accruing Debt and Income Producing Securities at Fair Value	8.9%	7.9%	8.3%
Weighted Average Yield of Accruing Debt and Income Producing Securities at Amortized Cost	8.8%	8.0%	8.2%
Percentage of Debt Investment Commitments at Floating Rates	98.8%	98.8%	99.9%

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(Amounts in thousands, except share and per share amounts)

	June 30, 2022 (Unaudited)	December 31, 2021
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $12,060,161 and $12,073,126, respectively)	$11,845,687	$12,124,860
Controlled, affiliated investments (amortized cost of $776,480, and $575,427, respectively)	802,439	616,780
Total investments at fair value (amortized cost of $12,836,641 and $12,648,553, respectively)	12,648,126	12,741,640
Cash (restricted cash of $97,374 and $21,481, respectively)	341,104	431,442
Foreign cash (cost of $2,176 and $16,096, respectively)	2,155	15,703
Interest receivable	69,062	81,716
Receivable from a controlled affiliate	23,195	3,953
Prepaid expenses and other assets	4,741	23,716
Total Assets	$13,088,383	$13,298,170
Liabilities
Debt (net of unamortized debt issuance costs of $102,090 and $110,239, respectively)	$7,053,497	$7,079,326
Distribution payable	122,085	122,068
Management fee payable	46,873	46,770
Incentive fee payable	26,541	29,242
Payables to affiliates	4,312	5,802
Accrued expenses and other liabilities	130,629	77,085
Total Liabilities	7,383,937	7,360,293
Commitments and contingencies
Net Assets
Common shares $0.01 par value, 500,000,000 shares authorized; 393,823,013 and 393,766,855 shares issued and outstanding, respectively	3,938	3,938
Additional paid-in-capital	5,992,296	5,990,360
Total distributable earnings (losses)	(291,788)	(56,421)
Total Net Assets	5,704,446	5,937,877
Total Liabilities and Net Assets	$13,088,383	$13,298,170
Net Asset Value Per Share	$14.48	15.08

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share amounts)

	For the Three Months Ended June 30,		For the Years Ended	For the Six Months Ended June 30,
	2022	2021		2022	2021
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$206,103	$225,242		$414,704	$425,547
Payment-in-kind interest income(1)	26,748	8,074		49,159	18,801
Dividend income	9,685	5,765		21,413	9,324
Other income	5,538	4,463		9,386	7,617
Total investment income from non-controlled, non-affiliated investments	248,074	243,544		494,662	461,289
Investment income from controlled, affiliated investments:
Interest income	1,854	1,338		3,627	2,641
Dividend income	23,195	3,973		38,833	6,341
Other Income	163	160		325	317
Total investment income from controlled, affiliated investments	25,212	5,471		42,785	9,299
Total Investment Income	273,286	249,015		537,447	470,588
Expenses
Interest expense	67,347	54,445		128,726	102,521
Management fee	46,873	44,007		94,286	86,117
Performance based incentive fees	26,541	25,270		52,495	47,045
Professional fees	3,406	3,349		7,235	7,117
Directors' fees	266	274		556	518
Other general and administrative	2,143	2,344		4,276	4,162
Total Operating Expenses	146,576	129,689		287,574	247,480
Net Investment Income (Loss) Before Taxes	126,710	119,326		249,873	223,108
Income tax expense (benefit), including excise tax expense (benefit)	1,586	197		2,394	1,324
Net Investment Income (Loss) After Taxes	$125,124	$119,129		$247,479	$221,784
Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(152,965)	$62,407		$(222,913)	$119,486
Income tax (provision) benefit	—	(1,589)		—	(4,222)
Controlled affiliated investments	(3,636)	(1,483)		(15,394)	(618)
Translation of assets and liabilities in foreign currencies	(3,221)	(488)		(3,702)	(2,920)
Total Net Change in Unrealized Gain (Loss)	(159,822)	58,847		(242,009)	111,726
Net realized gain (loss):
Non-controlled, non-affiliated investments	(51)	(27,828)		4,651	(26,674)
Foreign currency transactions	(197)	32		(1,082)	1,189
Total Net Realized Gain (Loss)	(248)	(27,796)		3,569	(25,485)
Total Net Realized and Change in Unrealized Gain (Loss)	(160,070)	31,051		(238,440)	86,241
Net Increase (Decrease) in Net Assets Resulting from Operations	$(34,946)	$150,180		$9,039	$308,025
Earnings Per Share - Basic and Diluted	$(0.09)	$0.38		$0.02	$0.79
Weighted Average Shares Outstanding - Basic and Diluted	394,184,560	391,832,048		394,246,724	391,475,389
________________
(1)For the three and six months ended June 30, 2021, interest income and payment-in-kind interest income were reported in aggregate as interest income.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended June 30,
($ in thousands)	2022	2021
New investment commitments
Gross originations	$824,641	$1,623,008
Less: Sell downs	(221,256)	(44,875)
Total new investment commitments	$603,385	$1,578,133
Principal amount of investments funded:
First-lien senior secured debt investments	$242,916	$816,633
Second-lien senior secured debt investments	883	360,595
Unsecured debt investments	20,462	—
Preferred equity investments	42,665	152,964
Common equity investments	15,120	15,182
Investment funds and vehicles	19,250	60,251
Total principal amount of investments funded	$341,296	$1,405,625
Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(488,251)	$(558,122)
Second-lien senior secured debt investments	—	(179,705)
Unsecured debt investments	—	—
Preferred equity investments	—	—
Common equity investments	—	(4,827)
Investment funds and vehicles	—	—
Total principal amount of investments sold or repaid	$(488,251)	$(742,654)
Number of new investment commitments in new portfolio companies(1)	16	16
Average new investment commitment amount	$15,432	$75,769
Weighted average term for new debt investment commitments (in years)	5.9	6.4
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	—%	—%
Weighted average interest rate of new debt investment commitments(2)(3)	9.5%	7.6%
Weighted average spread over applicable base rate of new floating rate debt investment commitments	7.2%	6.7%
________________
(1)Number of new investment commitments represents commitments to a particular portfolio company.
(2)For the three months ended June 30, 2021, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month LIBOR, which was 0.15% as of June 30, 2021.
(3)For the three months ended June 30, 2022, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 2.12% as of June 30, 2022.

ABOUT OWL ROCK CAPITAL CORPORATION

Owl Rock Capital Corporation (NYSE: ORCC) is a specialty finance company focused on lending to U.S. middle-market companies. As of June 30, 2022, ORCC had investments in 168 portfolio companies with an aggregate fair value of $12.6 billion. ORCC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. ORCC is externally managed by Owl Rock Capital Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. ("Blue Owl") (NYSE: OWL) and part of Owl Rock, a division of Blue Owl. Owl Rock, together with its subsidiaries, is a New York based direct lending platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about ORCC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond ORCC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in ORCC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which ORCC makes them. ORCC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:
Dana Sclafani
212-419-3000
owlrockir@blueowl.com

Media Contact:
Prosek Partners
David Wells / Josh Clarkson
pro-owlrock@prosek.com